As filed with the Securities and Exchange Commission on April 12, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2443580
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1101 Third Street South
Minneapolis, Minnesota 55415
(612) 332-7371
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rolf Engh, Executive Vice President, General Counsel and Secretary
1101 Third Street South
Minneapolis, Minnesota 55415
(612) 332-7371
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Martin R. Rosenbaum, Esq.
Paul D. Chestovich, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center, 90 South 7th Street
Minneapolis, Minnesota 55402
Telephone: (612) 672-8200

Approximate date of commencement of proposed sale to public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered*	Registered	Per Security	Offering Price	Fee
Common stock, $0.50 par value per share, debt securities and securities warrants	(1)(2)	(2)	(2)	(3)

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(1)	Also includes common share purchase rights (“Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

(2)	Includes such indeterminate number of shares of common stock and securities warrants, and such indeterminate principal amount of debt securities, as may be issued at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r), The Valspar Corporation is deferring payment of all of the registration fees.

PROSPECTUS

THE VALSPAR CORPORATION

Common Stock
Debt Securities
Securities Warrants

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “VAL”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration procedure. Pursuant to that procedure and under this prospectus, we may offer and sell:

•	Common stock;

•	Debt securities; and

•	Securities warrants.

The securities described above may be offered and sold in one or more offerings. Each time we offer and sell securities under the registration statement of which this prospectus is a part, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file electronically with the SEC are available to the public free of charge at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC, at prescribed rates, at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. You can also inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our most current SEC filings, such as our annual, quarterly and current reports, proxy statements and press releases are available to the public free of charge on our website at www.valsparglobal.com. Our website is not intended to be, and is not, a part of this prospectus.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we subsequently file with the SEC will automatically update information in this prospectus, as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

•	Annual report on Form 10-K for the year ended October 27, 2006 (including information specifically incorporated by reference into our Form 10-K), as filed on January 10, 2007;

•	Quarterly report on Form 10-Q for the quarter ended January 26, 2007;

•	Current reports on Form 8-K filed on March 23, 2007 and April 11, 2007;

•	The description of our capital stock as set forth in the Registration Statement on Form S-2 (File No. 2-82000), declared effective March 9, 1983; and

•	The description of our common share purchase rights as set forth in Form 8-A filed on May 3, 2000.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

The Valspar Corporation
Attention: Investor Relations
1101 Third Street South
Minneapolis, Minnesota 55415
(612) 332-7371

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements in this prospectus and documents incorporated by reference herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements in this prospectus and documents incorporated by reference that are not of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect(s),” “plan(s),” “anticipate(s),” “intend(s),” “believe(s),” “estimate(s),” “predict(s),” “seek(s),” “potential,” or “continue(s)” or the negative of those terms or other comparable terminology. These forward-looking statements are based on management’s expectations and beliefs concerning future events and are necessarily subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities, risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties, including those discussed under the caption “Risk Factors” in our periodic reports on Forms 10-K and 10-Q. In addition, we may update our descriptions of such risks and uncertainties and assumptions in any prospectus supplement.

We do not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. We disclaim any intention or obligation to publicly update or revise any of the forward-looking statements after the date of this offering memorandum to conform them to actual results, whether as a result of new information, future events, or otherwise. All of the forward-looking statements contained in this prospectus, the prospectus supplement and documents incorporated by reference herein are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors” in the prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K (incorporated by reference in this prospectus) and similar sections in our future filings that may be incorporated by reference in this prospectus.

The above list of uncertainties and other risk factors that may affect results addressed in the forward-looking statements may not be exhaustive. Other sections of this prospectus, the prospectus supplement and documents incorporated by reference in this prospectus may describe additional uncertainties or risk factors that could adversely impact our business and financial performance. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict these new risk factors, nor can it assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated:

	Quarter Ended		Fiscal Year Ended
	January 26,		October 27,		October 28,		October 29,		October 31,		October 25,
	2007		2006		2005		2004		2003		2002

Ratio of Earnings to Fixed Charges	3.0	x	5.8	x	5.4	x	5.8	x	4.5	x	4.7x

For purposes of computing the ratios of earnings to fixed charges:

•	“Earnings” represent income from continuing operations before taxes and cumulative effect of changes in accounting principles plus fixed charges; and

•	“Fixed Charges” for continuing operations consist of interest on indebtedness and amortization of debt expense and the interest component of such rental expense, which has been calculated based on an implied asset value and the weighted average interest rate on our debt for the relevant period.

DESCRIPTION OF COMMON STOCK

The following description of our common stock (the “Common Stock”), together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of the Common Stock, but is not complete. For the complete terms of the Common Stock, please refer to our certificate of incorporation, as amended, our bylaws and our rights agreement, which are incorporated by reference into the registration statement that includes this prospectus.

Our certificate of incorporation, as amended, authorizes us to issue up to 250,000,000 shares of Common Stock. As of March 8, 2007, there were 102,277,342 shares of Common Stock outstanding, net of treasury shares, held by approximately 1,518 direct registered stockholders.

Our Common Stock is traded on the New York Stock Exchange under the symbol “VAL.” The Transfer Agent and Registrar for the Common Stock is Mellon Investor Services LLC.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of the Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine. The Common Stock has no preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of our company, the holders of Common Stock are entitled to share in all assets legally available for distribution to stockholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock. Each outstanding share of Common Stock is, and any shares of Common Stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

Members of our board of directors are divided into three classes and serve staggered three-year terms. This means that approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the board of directors unless they are removed.

Our bylaws provide that special meetings of stockholders can be called only by the chairman of the board, a majority of the board of directors, a majority of the executive committee of the board of directors, or the president.

Rights Plan

On April 19, 2000, our board of directors declared a dividend of one common share purchase right (the “Right”) for each outstanding share of Common Stock. The dividend was payable to stockholders of record on May 11, 2000. Each Right entitles the registered holder to purchase from us one share of Common Stock at a price of $140.00 per share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 1, 2000, between us and Mellon Investor Services LLC, as rights agent.

The Rights are evidenced by the certificates representing Common Shares outstanding as of May 11, 2000, and no separate certificates evidencing the Rights were distributed. The Rights will separate from the Common Stock and become exercisable upon: (a) the tenth day following the first date of public announcement that a person or group of affiliated or associated persons has become the beneficial owner of 15% or more of our outstanding Common Stock; or (b) the tenth day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming the beneficial owner of 15% or more of our outstanding Common Stock, unless our board of directors has determined that the tender or exchange offer is in our best interests.

The purchase price payable and the number of shares of Common Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (b) upon the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for or purchase Common Stock or convertible securities at less than the then current market price of the Common Stock, or (c) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding quarterly cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those described in clause (b) of this paragraph). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price.

In the event the Rights are exercisable, and in some circumstances if additional conditions are met, holders of our Common Stock, other than the acquiror, may purchase shares of Common Stock or securities of the acquiror with a then current market value of two times the exercise price of the Right. At any time after the Rights become exercisable (subject to certain exceptions), and prior to the acquisition by an acquiror of 50% or more of our outstanding Common Stock, our board of directors may exchange all or part of the Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

Until a Right is exercised, the holder of the Right has no rights, as such, as a stockholder of our company. The Rights are redeemable for $.001 per Right, subject to adjustment, at the option of our board of directors. The Rights will expire on May 11, 2010, unless they are redeemed or exchanged prior to that time, or unless our board of directors extends that date.

The Rights plan adopted by our board of directors is designed to protect and maximize the value of the outstanding equity interests in our company in the event of an unsolicited attempt by an acquiror to take over our company, in a manner or on terms not approved by our board of directors. Takeover attempts frequently include coercive tactics to deprive the board of directors and stockholders of any real opportunity to determine our company’s destiny. The board declared the Rights dividend to deter coercive tactics, including a gradual accumulation of shares of Common Stock in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all of our stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares. The declaration of the Rights dividend is not intended to prevent a takeover of our company and will not do so. Because we may redeem the Rights, they should not interfere with any merger or business combination approved by our board of directors.

The Rights may have the effect of rendering more difficult or discouraging an acquisition of our company deemed undesirable by the board of directors. The Rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, unless the offer is conditioned upon the purchase or redemption of the Rights.

Delaware Anti-Takeover Law

Our company is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years after the person became an interested stockholder unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset sale, stock sale or other transaction that results in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15 percent or more of our voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company without further action by our stockholders.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities. The prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The Debt Securities will be issued under an indenture (the “Indenture”) dated April 24, 2002, between us and The Bank of New York Trust Company, N.A. (the “Trustee”). As used in this prospectus, “Debt Securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the Trustee authenticates and delivers under the Indenture.

We have summarized certain terms and provisions of the Indenture in this section. The summary is not complete. We have also incorporated by reference the Indenture as an exhibit to the registration statement that included this prospectus. You should read the form of Indenture for additional information before you buy any Debt Securities. The summary that follows includes references to section numbers of the Indenture so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

General

The Debt Securities will be our direct unsecured obligations. The Indenture does not limit the amount of Debt Securities that we may issue and permits us to issue Debt Securities from time to time. Debt Securities issued under the Indenture will be issued as part of a series that has been established by us pursuant to the Indenture (Section 302). Unless a prospectus supplement relating to Debt Securities states otherwise, the Indenture and the terms of the Debt Securities will not contain any covenants designed to afford holders of any Debt Securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the Debt Securities.

A prospectus supplement relating to a series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the Debt Securities;

•	any limit on the total principal amount of the Debt Securities;

•	the price at which the Debt Securities will be issued;

•	the date or dates on which the principal of and premium, if any, on the Debt Securities will be payable;

•	the maturity date of the Debt Securities;

•	if the Debt Securities will bear interest, and if so:

•	the interest rate on the Debt Securities;

•	the date from which interest will accrue;

•	the record and interest payment dates for the Debt Securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	any optional conversion provisions that would permit us or the Holders (as defined below) of Debt Securities to elect to convert the Debt Securities prior to their final maturity;

•	any optional redemption provisions that would permit us or the Holders (as defined below) of Debt Securities to elect redemption of the Debt Securities prior to their final maturity;

•	any sinking fund provisions that would obligate us to redeem the Debt Securities prior to their final maturity;

•	the currency or currencies in which the Debt Securities will be denominated and payable, if other than U.S. dollars;

•	any provisions that would permit us or the Holders of the Debt Securities to elect the currency or currencies in which the Debt Securities are paid;

•	whether the Debt Securities will be subordinated to our other debt;

•	any changes to or additional Events of Default (as defined below);

•	any changes to or additional covenants;

•	whether the Debt Securities will be issued in whole or in part in the form of Global Securities and, if so, the Depositary for those Global Securities (a “Global Security” means a Debt Security that we issue in accordance with the Indenture to represent all or part of a series of Debt Securities);

•	any special tax implications of the Debt Securities; and

•	any other terms of the Debt Securities.

A “Holder” means the person in whose name a Note is registered in the Note Register (Section 101).

Payment and Transfer

In the prospectus supplement, we will designate a “Place of Payment” where you can receive payment of the principal of and any premium and interest on the Debt Securities or transfer the Debt Securities. Even though we will designate a Place of Payment, we may elect to pay any interest on the Debt Securities by mailing a check to the person listed as the owner of the Debt Securities in the Note Register or by wire transfer to an account designated by that person (Section 307). There will be no service charge for any registration of transfer or exchange of the Debt Securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Debt Securities.

Denominations

Unless the prospectus supplement states otherwise, the Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 each, or multiples of $1,000.

Original Issue Discount

Debt Securities may be issued under the Indenture as Original Issue Discount Securities and sold at a substantial discount below their stated principal amount. If a Debt Security is an “Original Issue Discount Security,” that means that an amount less than the principal amount of the Debt Security will be due and payable upon a declaration of acceleration of the maturity of the Debt Security pursuant to the Indenture (Section 301). The prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any Original Issue Discount Securities.

Consolidation, Merger or Sale

The Indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

•	the resulting or acquiring corporation (if other than us) assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indenture; and

•	immediately after the transaction, no Event of Default exists.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring corporation will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, the successor corporation may exercise our rights and powers under the Indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the Indenture and under the Debt Securities (Sections 801 and 802).

Modification and Waiver

Under the Indenture, certain of our rights and obligations and certain of the rights of Holders of the Debt Securities may be modified or amended with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities affected by the modification or amendment. The following modifications and amendments will not be effective against any Holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a change in the rate of interest;

•	a reduction in certain payments due on the Debt Securities;

•	a change in the Place of Payment or currency in which any payment on the Debt Securities is payable;

•	a limitation of a Holder’s right to sue us for the enforcement of certain payments due on the Debt Securities;

•	a reduction in the percentage of Outstanding Debt Securities required to consent to a modification, waiver or amendment of the Indenture; or

•	a modification of any of the foregoing requirements or a reduction in the percentage of Outstanding Debt Securities required to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture (Section 902).

Events of Default

The term “Event of Default” when used in the Indenture with respect to any series of Debt Securities, means any of the following:

•	failure to pay interest on any Debt Security of that series for 10 days after the payment is due;

•	failure to pay the principal of or any premium on any Debt Security of that series when due;

•	failure to perform any other covenant in the Indenture that applies to Debt Securities of that series for 30 days after we have received written notice of the failure to perform in the manner specified in the Indenture;

•	default in payment of principal amount of $10 million or more under any Indebtedness for borrowed money (including other series of Debt Securities), or default under any mortgage, lien or other similar encumbrance, indenture or instrument (including the Indenture) which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $10 million, unless such default is cured or such acceleration is rescinded;

•	certain events in bankruptcy, insolvency or reorganization;

•	a final judgment for payment of money in excess of $10 million is entered against us and the judgment is unsatisfied for 60 days without a stay of execution; or

•	any other Event of Default that may be specified for the Debt Securities of that series when that series is created. (Section 501)

If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of that series can, subject to certain conditions, rescind the declaration (Section 502).

The prospectus supplement relating to each series of Debt Securities that are Original Issue Discount Securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an Event of Default occurs and continues.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an event of Default for any other series of Debt Securities issued under the Indenture. The Indenture requires us to file an Officers’ Certificate with the Trustee each quarter that states that certain defaults do not exist under the terms of the Indenture (Section 1011). The Trustee may withhold notice to the Holders of Debt Securities of any default (except defaults in the payment of principal, premium, or interest) if it considers such withholding of notice to be in the best interests of the Holders (Section 602).

Other than its duties in the case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any Holders, unless the Holders offer the Trustee reasonable indemnification (Section 603). If reasonable indemnification is provided, then, subject to certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, with respect to the Debt Securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; or

•	exercising any trust or power conferred upon the Trustee (Section 512).

The Holder of a Debt Security of any series will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

•	the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to that series;

•	the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request of, and offered reasonable indemnification to, the Trustee to begin such proceeding;

•	the Trustee has not started such proceeding within 60 days after receiving the request; and

•	the Trustee has not received directions inconsistent with such request from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series during those 60 days (Section 507).

However, the Holder of any Debt Security will have an absolute right to receive payment of principal of and any premium and interest on the Debt Security when due and to institute suit to enforce such payment (Section 508).

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the Securities Warrants (as defined below). The prospectus supplement will describe the specific terms of the Securities Warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those Securities Warrants.

We may issue warrants for the purchase of Common Stock or Debt Securities (the “Securities Warrants”). Securities Warrants may be issued alone or together with Common Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a “Securities Warrant Agreement”) between us and a bank or trust company, as warrant agent (the “Securities Warrant Agent”), which will be described in the applicable prospectus supplement. The Securities Warrant Agent will act solely as our agent in connection with the Securities Warrants and will not act as an agent or trustee for any holders of Securities Warrants.

We have summarized certain terms and conditions of the Securities Warrant Agreements and Securities Warrants in this section. The summary is not complete. We have also filed the forms of Securities Warrant Agreements and the certificates representing the Securities Warrants (the “Securities Warrant Certificates”) as exhibits to the registration statement that includes this prospectus. You should read the applicable forms of Securities Warrant Agreements and Securities Warrant Certificates for additional information before you buy any Securities Warrants.

General

If we offer Securities Warrants, the applicable prospectus supplement will describe their terms. If Securities Warrants for the purchase of Debt Securities are offered, the applicable prospectus supplement will describe the terms of such Securities Warrants, including the following if applicable:

•	the offering price;

•	the currencies in which such Securities Warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the Debt Securities that can be purchased if a holder exercises such Securities Warrants;

•	the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of Securities Warrants offered with each Debt Security or share of Common Stock;

•	the date on and after which the holder of such Securities Warrants can transfer them separately from the related Common Stock or series of Debt Securities;

•	the principal amount of the Series of Debt Securities that can be purchased if a holder exercised such Securities Warrant and the price and currencies in which such principal amount may be purchased upon exercise;

•	the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

•	United States federal income tax consequences; and

•	any other terms of such Securities Warrants.

Securities Warrants for the purchase of Debt Securities will be in registered form only.

If Securities Warrants for the purchase of Common Stock are offered, the applicable prospectus supplement will describe the terms of such Securities Warrants, including the following where applicable:

•	the offering price;

•	the total number of shares of Common Stock that can be purchased if a holder exercises such Securities Warrant and the price at which such Common Stock may be purchased upon each exercise;

•	the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of Securities Warrants being offered with each Debt Security or share of Common Stock;

•	the date on and after which the holder of such Securities Warrants can transfer them separately from the related Common Stock or series of Debt Securities;

•	the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

•	United States federal income tax consequences; and

•	any other terms of such Securities Warrants.

Securities Warrants for the purchase of Common Stock will be in registered form only.

A holder of Securities Warrant Certificates may:

•	exchange them for new certificates of different denominations,

•	present them for registration of transfer, and

•	exercise them at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable prospectus supplement.

Until any Securities Warrants to purchase Debt Securities are exercised, the holder of such Securities Warrants will not have any of the rights of holders of the Debt Securities that can be purchased upon exercise, including the right to receive payments of principal, premium or interest on the underlying Debt Securities or to enforce covenants in the Indenture. Until any Securities Warrants to purchase Common Stock are exercised, holders of such Securities Warrants will not have any rights of holders of the underlying Common Stock, including the right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a Securities Warrant is entitled to purchase the principal amount of Debt Securities or number of shares of Common Stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised Securities Warrants will become void.

A holder of Securities Warrants may exercise them by following the general procedure outlined below:

•	delivering to the Securities Warrant Agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the Securities Warrant Certificate representing the Securities Warrants; and

•	delivering the Securities Warrant Certificate representing the Securities Warrants to the Securities Warrant Agent within five business days of the Securities Warrant Agent receiving payment of the exercise price.

If you comply with the procedures described above, your Securities Warrants will be considered to have been exercised when the Securities Warrant Agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the Debt Securities or Common Stock that you purchased upon exercise. If you exercise fewer than all of the Securities Warrants represented by a Securities Warrant Certificate, a new Securities Warrant Certificate will be issued to you for the unexercised amount of Securities Warrants. Holders of Securities Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Securities Warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a Securities Warrant Agreement without the consent of the holders of the applicable Securities Warrants if the changes are not inconsistent with the provisions of the Securities Warrants and do not materially adversely affect the interests of the holders of the Securities Warrants. We, along with the Securities Warrant Agent, may also modify or amend a Securities Warrant Agreement and the terms of the Securities Warrants if a majority of the then outstanding unexercised Securities Warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the Securities Warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustment

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the Common Stock;

•	if we subdivide, reclassify or combine the Common Stock;

•	if we issue rights or warrants to all holders of Common Stock entitling them to purchase Common Stock at less than the current market price; or

•	if we distribute to all holders of Common Stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or rights or warrants, excluding those referred to above.

Except as stated above, the exercise price and number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted if we issue Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase Common Stock or securities convertible into or exchangeable for Common Stock.

Holders of Common Stock Warrants may have additional rights under the following circumstances:

•	a reclassification or change of the Common Stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled to receive upon exercise of their Common Stock Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their Common Stock Warrants immediately before the transaction.

PLAN OF DISTRIBUTION

We may sell any combination of the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers, or through a combination of these methods.

Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If the prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise stated in an applicable prospectus supplement, Rolf Engh, Esq., our Executive Vice President, General Counsel and Secretary, will pass upon certain legal matters relating to the issuance and sale of the securities offered by this prospectus. Mr. Engh owns or has a right to own a number of shares of our common stock representing less than one percent of the total number of outstanding shares of our common stock.

EXPERTS

The consolidated financial statements and schedule of The Valspar Corporation appearing in The Valspar Corporation’s Annual Report (Form 10-K) for the year ended October 27, 2006 and The Valspar Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of October 27, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Registration fee	(1)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Accounting fees and expenses	(2)
Printing and engraving fees	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r).

(2)	An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of The Valspar Corporation in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of The Valspar Corporation in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to The Valspar Corporation to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by us.

Article IX of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling The Valspar Corporation pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

No.	Description

1.1	Form of Underwriting Agreement(1)
4.1	Indenture, dated April 24, 2002, between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.)(2)
4.2	Form of Debt Securities(1)
4.3	Form of Warrant Agreement(3)
4.4	Form of Common Stock Warrant Certificate(4)
4.5	Form of Debt Securities Warrant Certificate(5)
4.6	Rights Agreement dated as of May 1, 2000, between the registrant and Chasemellon Shareholder Services, L.L.C., as rights agent(6)
4.7	Form of Specimen Certificate for Common Stock(7)
5	Opinion of General Counsel of registrant
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP
23.2	Consent of General Counsel of registrant (included as part of Exhibit 5)
24	Powers of Attorney (included in signature page)
25	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

(2)	Incorporated by reference to Exhibit 4(b) to the registrant’s Form 10-K for the year ended October 25, 2002.

(3)	Incorporated by reference to Exhibit 4(d) to the registrant’s Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

(4)	Incorporated by reference to Exhibit 4(e) to the registrant’s Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

(5)	Incorporated by reference to Exhibit 4(f) to the registrant’s Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

(6)	Incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-A filed on May 3, 2000.

(7)	Incorporated by reference to Exhibit 4(g) to the registrant’s Registration Statement on Form S-3, No. 333-56658, filed March 7, 2001.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d)

of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 12, 2007.

The Valspar Corporation
(Registrant)

/s/ Paul C. Reyelts
Paul C. Reyelts
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul C. Reyelts and Rolf Engh, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a “Rule 462(b) registration statement”) and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ William L. Mansfield William L. Mansfield	President, Chief Executive Officer and Director (principal executive officer)	April 12, 2007

/s/ Paul C. Reyelts Paul C. Reyelts	Executive Vice President and Chief Financial Officer (principal financial officer)	April 12, 2007

/s/ Lori Walker Lori Walker	Vice President, Treasurer and Controller (principal accounting officer)	April 12, 2007

/s/ Thomas R. McBurney Thomas R. McBurney	Chairman and Director	April 12, 2007

Name	Title	Date

/s/ Richard L. White Richard L. White	Director	April 12, 2007

/s/ Susan S. Boren Susan S. Boren	Director	April 12, 2007

/s/ Jeffrey H. Curler Jeffrey H. Curler	Director	April 12, 2007

/s/ Charles W. Gaillard Charles W. Gaillard	Director	April 12, 2007

/s/ Mae C. Jemison Mae C. Jemison	Director	April 12, 2007

/s/ Gregory R. Palen Gregory R. Palen	Director	April 12, 2007

Peter McCausland	Director

/s/ John S. Bode John S. Bode	Director	April 12, 2007

EXHIBIT INDEX

No.	Description

1.1	Form of Underwriting Agreement(1)
4.1	Indenture, dated April 24, 2002, between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.)(2)
4.2	Form of Debt Securities(1)
4.3	Form of Warrant Agreement(3)
4.4	Form of Common Stock Warrant Certificate(4)
4.5	Form of Debt Securities Warrant Certificate(5)
4.6	Rights Agreement dated as of May 1, 2000, between the registrant and Chasemellon Shareholder Services, L.L.C., as rights agent(6)
4.7	Form of Specimen Certificate for Common Stock(7)
5	Opinion of General Counsel of registrant
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP
23.2	Consent of General Counsel of registrant (included as part of Exhibit 5)
24	Powers of Attorney (included in signature page)
25	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

(2)	Incorporated by reference to Exhibit 4(b) to the registrant’s Form 10-K for the year ended October 25, 2002.

(3)	Incorporated by reference to Exhibit 4(d) to the registrant’s Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

(4)	Incorporated by reference to Exhibit 4(e) to the registrant’s Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

(5)	Incorporated by reference to Exhibit 4(f) to the registrant’s Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

(6)	Incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-A filed on May 3, 2000.

(7)	Incorporated by reference to Exhibit 4(g) to the registrant’s Registration Statement on Form S-3, No. 333-56658, filed March 7, 2001.